Exhibit 10.1
FIRST AMENDMENT TO SUPPLY AGREEMENT
     THIS FIRST AMENDMENT TO SUPPLY AGREEMENT, dated September 16, 2005 (this “Amendment”), is made by and between R. J. Reynolds Tobacco Company (“RJRT”) and Alcan Packaging Food And Tobacco Inc. (“Alcan”).
RECITALS
     WHEREAS, the parties hereto have agreed to amend the Supply Agreement, dated as of May 2, 2005, by and between RJRT and Alcan (the “Supply Agreement”), to amend the definition of the term “Transition Period” contained in the Supply Agreement.
     NOW, THEREFORE, the parties to this Amendment hereby agree as follows:
1. AMENDMENT
     The definition of “Transition Period” set forth in Section 1.1 of the Supply Agreement is hereby amended and restated in its entirety as follows:
     “ “Transition Period” means the term of the Transition Supply Agreement as in effect on May 2, 2005.”
2. MISCELLANEOUS PROVISIONS
     (a) Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same agreement.
     (b) No Other Amendments. Except as expressly set forth herein, the Supply Agreement shall continue in full force and effect without waiver, modification or amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ALCAN PACKAGING FOOD AND TOBACCO INC.
By:	/s/ Ron Syrkos
Title: Vice President, General Manager
Date: September 16, 2005

R. J. REYNOLDS TOBACCO COMPANY
By:	/s/ Michael S. Desmond
	Name:	Michael S. Desmond
	Title:	Senior Vice President and Chief Accounting Officer